                                 FINANCING AGREEMENT



                         THE CIT GROUP/BUSINESS CREDIT, INC.

                                     (AS AGENT),

                               THE LENDERS PARTY HERETO

                                     (AS LENDERS)

                                         AND

                          HUTCHINSON TECHNOLOGY INCORPORATED

                                    (AS BORROWER)


                              DATED: DECEMBER 31, 1998


                         -----------------------------------

                                     $50,000,000

                         -----------------------------------

                                  TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SECTION 1.  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .1

SECTION 2.  Conditions Precedent . . . . . . . . . . . . . . . . . . . . . 10

SECTION 3.  Revolving Loans; Collections . . . . . . . . . . . . . . . . . 13

SECTION 4.  [Intentionally Deleted]. . . . . . . . . . . . . . . . . . . .

SECTION 5.  Letters of Credit. . . . . . . . . . . . . . . . . . . . . . . 15

SECTION 6.  Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . 18

SECTION 7.  Representations, Warranties and Covenants. . . . . . . . . . . 20

SECTION 8.  Interest, Fees and Expenses. . . . . . . . . . . . . . . . . . 27

SECTION 9.  Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

SECTION 10.  Events of Default and Remedies. . . . . . . . . . . . . . . . 30

SECTION 11.  Termination . . . . . . . . . . . . . . . . . . . . . . . . . 33

SECTION 12.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . 33

SECTION 13.  Agreements Regarding the Lenders. . . . . . . . . . . . . . . 35

SECTION 14  Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

EXHIBITS

Exhibit A - Form of Assignment and Transfer Agreement

SCHEDULES

Schedule 1.1(a) - Permitted Foreign Account Debtors
Schedule 1.1(b) - Existing Funded Debt
Schedule 7.1(f) - Collateral Locations, Chief Executive Office and Tradenames
Schedule 7.7(c) - Environmental Matters

     THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation with offices located at 10 South LaSalle Street, Chicago, Illinois 60603 (hereinafter, "CITBC"), any other entity becoming a Lender hereunder pursuant to Section 13.5 of this Agreement (CITBC and such other entities are referred to herein individually as a "Lender" and collectively as the "Lenders"), and CITBC, in its capacity as the Agent (the "Agent"), are pleased to confirm the terms and conditions under which the Lenders, acting through the Agent, shall make revolving loans and other financial accommodations to HUTCHINSON TECHNOLOGY INCORPORATED (hereinafter, the "Company"), a Minnesota corporation with a principal place of business at 40 West Highland Park, Hutchinson, Minnesota 55350.

SECTION 1.  DEFINITIONS

     1.1 For purposes of this Financing Agreement, the following terms shall be defined in the following manner:

     ACCEPTABLE FOREIGN CUSTOMERS shall mean the customers of the Company set forth on SCHEDULE 1.1(a) attached hereto and all other customers of the Company approved by the Agent in writing. For purposes of this Financing Agreement, Yamaha Exporting, Inc. shall be deemed to be a foreign account debtor notwithstanding the location of its chief executive office or principal place of business.

     ACCEPTABLE FOREIGN SUBSIDIARIES shall mean those Acceptable Foreign Customers which are wholly-owned (directly or indirectly) of U.S. corporations and are designated as "Acceptable Foreign Subsidiaries" on SCHEDULE 1.1(a) attached hereto or in any other writing signed by the Agent.

     ACCOUNTS shall mean all of the Company's now existing and future: (a) accounts (as defined in the U.C.C.) and any and all other receivables (whether or not specifically listed on schedules furnished to the Agent) including, without limitation, all accounts created by or arising from all of the Company's sale of goods or the rendition of services to its customers, and all accounts arising from sales or rendition of services made under any of the Company's trade names or styles, or through any of the Company's divisions; (b) any and all instruments (as defined in the U.C.C.), documents (as defined in the U.C.C.), contract rights (as defined in the U.C.C.) and chattel paper (as defined in the U.C.C.), to the extent such items relate to the Company's sale of goods or the rendition of services to its customers; (c) unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned or repossessed goods; (e) reserves and credit balances arising hereunder; (f) guarantees or collateral for any of the foregoing; (g) insurance policies or rights relating to any of the foregoing; and (h) cash and non-cash proceeds of any and all the foregoing.

     ACCOUNTS RECEIVABLE ADVANCE PERCENTAGE shall mean eighty-five percent
(85%).

     AGENT shall mean CITBC, solely in its capacity as Agent hereunder.

     AGENT'S BANK ACCOUNT shall have the meaning provided for in Section 3.4 of this Financing Agreement.

     ASSIGNMENT AND TRANSFER AGREEMENT shall mean an Assignment and Transfer Agreement in the form attached hereto as EXHIBIT A.

     ANNIVERSARY DATE shall mean, initially, the date occurring three (3) years from the date hereof, and thereafter, the same date in each year subsequent thereto.


     AVAILABILITY shall mean at any time the excess of (a) the lesser of i) the Line of Credit or ii) the Borrowing Base over (b) the sum of i) the outstanding aggregate amount of all Obligations, ii) the Availability Reserve and iii) after the occurrence of an Event of Default, all payments of the Company to the Agent and the Lenders coming due within sixty (60) days from the date of computation.

     AVAILABILITY RESERVE shall mean an amount equal to the sum of: (a) three
(3) months rental payments on all of the Company's leased premises for which the Company has not delivered to the Agent a landlord's waiver in form and substance satisfactory to the Agent, as adjusted from time to time hereafter upon delivery to the Agent of any such waiver, the opening or closing of a Collateral location or any change in rental payment; and (b) such other reserves as the Agent deems necessary in its commercially reasonable judgment, including, without limitation, reserves imposed as a result of i) negative forecasts and/or trends in the Company's business, industry, prospects, profits, operations or financial condition, or ii) other issues, circumstances or facts that could otherwise negatively impact the Company, its business, prospects, profits, operations, industry, financial condition or assets.

     BLOCKED ACCOUNT AGREEMENT shall mean an agreement in form and substance satisfactory to the Agent among the Company, the Agent and the financial institution at which the Depository Account is maintained, regarding the control of the Depository Account.

     BORROWING BASE shall mean, subject to the second sentence of this definition, the sum of (a) the outstanding Eligible Accounts Receivable of the Company multiplied by the Accounts Receivable Advance Percentage, PLUS (b) the lesser of i) the aggregate value of Eligible Inventory (as determined at the lower of cost or market on a first-in, first-out basis determined in accordance with GAAP) multiplied by the Inventory Advance Percentage or ii) $12,500,000. For purposes of calculating the Borrowing Base, in no event shall (a) the product of the outstanding Eligible Accounts Receivable of the Company owed by Yamaha Exporting, Inc., Alps Electric Co., Ltd. and SAE Magnetics Ltd. multiplied by the Accounts Receivable Advance Percentage, exceed $30,000,000 in the aggregate or $15,000,000 individually, (b) the product of the outstanding Eligible Accounts Receivable of the Company owed by all Acceptable Foreign Customers (other than Acceptable Foreign Subsidiaries and Yamaha Exporting, Inc., Alps Electric Co., Ltd. and SAE Magnetics Ltd.) multiplied by the Accounts Receivable Advance Percentage, exceed ten percent

(10%) of the product of all outstanding Eligible Accounts Receivable of the Company (taking into account the limitations set forth in clause (a) above) multiplied by the Accounts Receivable Advance Percentage, and (c) the product of the outstanding Eligible Accounts Receivable of the Company owed by all Acceptable Foreign Customers (other than Acceptable Foreign Subsidiaries) multiplied by the Accounts Receivable Advance Percentage, exceed sixty percent (60%) of the product of all outstanding Eligible Accounts Receivable of the Company (taking into account the limitations set forth in clause (a) above) multiplied by the Accounts Receivable Advance Percentage.

     BUSINESS DAY shall mean any day on which the Agent, all Lenders, First National Bank of Chicago and The Chase Manhattan Bank are open for business.

     CHASE MANHATTAN RATE shall mean the rate of interest per annum announced by The Chase Manhattan Bank in New York, New York from time to time as its prime rate (The prime rate is not intended to be the lowest rate of interest charged by The Chase Manhattan Bank to its customers.)

     CLOSING DATE shall mean the date (on or after the date hereof) on which the Lenders make the initial extension of credit to the Company hereunder, whether in the form of Revolving Loans or Letters of Credit.

     COLLATERAL shall mean all present and future Accounts, Inventory and Other Collateral.

     COLLATERAL MANAGEMENT FEE shall mean the sum of $25,000 which shall be paid to the Agent, for its account, in accordance with Section 8.9 hereof, to offset the expenses and costs of the Agent in connection with the Agent's record keeping, periodic examinations and analyzing and evaluating the Collateral (including, without limitation, all audits conducted by CIT other than those conducted after the occurrence and during the continuance of an Event of Default). The Collateral Management Fee shall not include the cost of appraisals or evaluations of the Collateral conducted by independent appraisers which are hired by the Agent when Availability is less than $10,000,000.

     CONSOLIDATED BALANCE SHEET shall mean a consolidated balance sheet for the Company and its consolidated subsidiaries, if any, eliminating all inter-company transactions and prepared in accordance with GAAP.

     CONSOLIDATING BALANCE SHEET shall mean a Consolidated Balance Sheet plus individual balance sheets for the Company and each of its consolidated subsidiaries, if any, showing all eliminations of inter-company transactions and prepared in accordance with GAAP.

     CUSTOMARILY PERMITTED LIENs shall mean: (a) liens of local or state authorities for franchise or other like taxes provided the aggregate amount of such liens shall not exceed $100,000 in the aggregate at any one time; (b) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; and (c) deposits made (and the liens thereon) in the ordinary course of business (including, without limitation, security deposits for leases, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts.

     DEFAULT shall mean any event specified in Section 10 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

     DEFAULT RATE OF INTEREST shall mean a rate of interest per annum equal to the sum of two and one-half percent (2.50%) above the Chase Manhattan Rate, which the Agent and the Lenders shall be entitled to charge the Company on all Obligations to the extent provided in Section 10.2 of this Financing Agreement.

     DEPOSITORY ACCOUNT shall mean an account maintained by the Company (but in the name of the Agent and the Company) and designated for the deposit of proceeds of Collateral.

     DOCUMENTATION FEES shall mean the Agent's standard fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

     DOCUMENTS OF TITLE shall mean all present and future documents (as defined in the U.C.C.) including, without limitation, all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or non-negotiable, and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

     EARLY TERMINATION DATE shall mean any date prior to the initial Anniversary Date on which the Company terminates this Financing Agreement or the Line of Credit.

     EARLY TERMINATION FEE shall: (a) mean the fee that the Lenders are entitled to charge the Company in the event that the Company terminates the Line of Credit and this Financing Agreement on an Early Termination Date in connection with a refinancing of the Obligations with a credit facility provided by another commercial lender that provides for loans and advances based upon a borrowing base or any other formula calculated (in whole or in part) with reference to the Company's accounts receivable or inventory; and (b) be equal to i) $500,000 if such termination occurs prior to the date which is one (1) year following the date hereof, ii) $250,000 if such termination occurs on or after the date which is one (1) year following the date hereof but prior to the date which is two (2) years following the date hereof, and iii) $125,000 if such termination occurs on or after the date which is two (2) years following the date hereof but prior to the initial Anniversary Date. No Early Termination Fee shall be due and payable: (a) in the event that the

Company terminates the Line of Credit and this Financing Agreement for any reason other than in connection with a refinancing described in the preceding sentence; or (b) even if such termination occurs in connection with a refinancing described in the preceding sentence, in the event that the Company terminates the Line of Credit and this Financing Agreement at any time after i) CITBC resigns as (or otherwise ceases to remain) the sole Agent hereunder, ii) CITBC ceases to hold a commitment equal to fifty-one percent (51%) or more of the Line of Credit hereunder or iii) the Agent imposes x) reserves pursuant to clause (b) of the definition of Availability Reserve or clause (b)(x) of the definition of Eligible Accounts Receivable or y) any reserves against Eligible Inventory, which when taken as a whole, reduce the Borrowing Base by fifty percent (50%) or more of the amount of the Borrowing Base in existence prior to the imposition of the first of such reserves.

     ELIGIBLE ACCOUNTS RECEIVABLE shall mean the gross amount of the Company's Trade Accounts Receivable (including, without limitation, Trade Accounts Receivable owed by Acceptable Foreign Customers) that are subject to a valid, first priority and fully perfected security interest in favor of the Agent, for the benefit of the Lenders, and which conform to the warranties contained herein and at all times continue to be acceptable to the Agent in the exercise of its reasonable business judgment, LESS, without duplication, the sum of (a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted or outstanding) and (b) reserves for: i) sales to the United States of America or to any agency, department or division thereof; ii) foreign sales other than sales x) to Acceptable Foreign Customers, to the extent that such Accounts are payable in United States currency, or y) secured by stand-by letters of credit (in form and substance reasonably satisfactory to the Agent) issued or confirmed by, and payable at, banks having a place of business in the United States of America and payable in United States currency; iii) accounts that remain unpaid more than ninety (90) days from invoice date; iv) contras; v) sales to any subsidiary of the Company, or to any company affiliated with the Company or any subsidiary of the Company in any way; vi) bill and hold (deferred shipment) or consignment sales; vii) sales to any customer which is either w) insolvent, x) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, y) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts or z) financially unacceptable to the Agent in its reasonable credit judgment or has a credit rating unacceptable to the Agent in its reasonable business judgment; viii) all sales to any customer if fifty percent (50%) or more (twenty-five percent (25%) or more in the case of Acceptable Foreign Customers) of either x) all outstanding invoices or y) the aggregate dollar amount of all outstanding invoices, are unpaid more than ninety
(90) days from invoice date; ix) an amount representing, historically, returns, discounts, claims, credits and allowances; and x) any other reasons deemed necessary by the Agent in its reasonable business judgment.

     ELIGIBLE INVENTORY shall mean the gross amount of Inventory held for sale by the Company in the ordinary course of business and consisting of raw materials and finished goods that (a) is subject to a valid, first priority and fully perfected security interest in favor of the Agent, for the benefit of the Lenders, (b) is not held on consignment and may be lawfully sold by the Company,
(c) conforms to the warranties contained herein and (d) at all times continues to be acceptable to the Agent in the exercise of its reasonable business judgment, LESS the value of Inventory not present in the United States of America, Inventory in transit, and any reserves against the Company's Inventory established by the Agent in its reasonable business judgment. Eligible Inventory shall not include Inventory in possession of a warehouseman, bailee or other third party, unless such warehouseman, bailee or third party has executed a notice of security interest agreement (in form and substance satisfactory to the Agent) and the Agent, on behalf of the Lenders, has taken all other action required to perfect its security interest in such Inventory.

     ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

     EVENT(S) OF DEFAULT shall have the meaning provided for in Section 10 of this Financing Agreement.

     EXISTING FUNDED DEBT shall mean the Indebtedness and other obligations of the Company described on Schedule 1.1(b) hereof.

     GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply.

     INDEBTEDNESS shall mean, without duplication, all liabilities, contingent or otherwise, which are either (a) obligations in respect of borrowed money or for the deferred purchase price of property, services or assets, other than Inventory or (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

     INVENTORY shall mean all of the Company's present and hereafter acquired inventory (as defined in the U.C.C.), including, without limitation, all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same, and all proceeds thereof of whatever sort.

     INVENTORY ADVANCE PERCENTAGE shall mean fifty percent (50%).

     INVESTMENT PROPERTY shall mean all of the Company's present and hereafter acquired securities, securities entitlements, securities accounts and other investment property (as such terms are defined in the U.C.C.).

     ISSUING BANK shall mean the bank issuing Letters of Credit for the Company.

     LETTERS OF CREDIT shall mean the letters of credit issued with the assistance of the Lenders (acting through the Agent) by the Issuing Bank for or on behalf of the Company.

     LETTER OF CREDIT GUARANTY shall mean the guaranty of the Company's reimbursement obligation under the Issuing Bank's reimbursement agreement, application for letter of credit or other like document which the Agent, on behalf of the Lenders, delivers to the Issuing Bank.

     LETTER OF CREDIT GUARANTY FEE shall mean the fee the Agent, for the benefit of the Lenders, may charge the Company under Section 8.4 of this Financing Agreement for issuing the Letter of Credit Guaranty or otherwise aiding the Company in obtaining Letters of Credit.

     LETTER OF CREDIT SUB-LINE shall mean $6,000,000 in the aggregate.

     LIBOR shall mean at any time of determination and subject to availability, for each Libor Period, the London Interbank Offered Rate paid in London on dollar deposits from other banks for such Libor Period as quoted by The Chase Manhattan Bank. In the event that The Chase Manhattan Bank ceases to quote such a rate for any Libor Period requested by the Company, then LIBOR shall mean at any time of determination and subject to availability, for each Libor Period, the London Interbank Offered Rate paid in London on dollar deposits from other banks for such Libor Period as determined by the Agent based upon information presented by Telerate Systems on page 3750 as of 11:00 a.m. (London Time).

     LIBOR LOAN shall mean those Revolving Loans for which the Company has elected to use Libor for interest rate computations.

     LIBOR PERIOD shall mean the Libor for one-month, two-month or three-month U.S. dollar deposits, as selected by the Company.

     LINE OF CREDIT shall mean the commitments of the Lenders to make Revolving Loans pursuant to Section 3 of this Financing Agreement and to assist the Company in obtaining Letters of Credit pursuant to Section 5 of this Financing Agreement in the aggregate amount equal to $50,000,000. Initially, CITBC will hold the entire $50,000,000 commitment under the Line of Credit.

     LINE OF CREDIT FEE shall (a) mean the fee due to the Agent, for the benefit of the Lenders, at the end of each month for the Line of Credit, and (b) be determined by multiplying i) the difference between x) $50,000,000 and y) the average daily balance of Revolving Loans and the average daily balance of Letters of Credit outstanding during said month, by ii) one-quarter of one percent (0.25%) per annum for the number of days in said month.

     MATERIAL ADVERSE EFFECT shall mean a material adverse effect on either (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company, (b) the ability of the Company to perform its obligations under this Financing Agreement or (c) the ability of the Agent or the Lenders to enforce the Obligations or their respective rights and remedies under this Financing Agreement.

     OBLIGATIONS shall mean all loans and advances made or to be made by the Agent and the Lenders to the Company or to others for the Company's account (including, without limitation, all Revolving Loans and all Letters of Credit), and any and all indebtedness and obligations which may at any time be owing by the Company to the Agent or the Lenders under this Agreement, whether now in existence or incurred by the Company from time to time hereafter, whether secured by pledge, lien upon or security interest in any of the Company's assets or property or the assets or property of any other person, firm, entity or corporation, whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect, and whether the Company is liable to the Agent or the Lenders for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness and liabilities owed by the Company to the Agent and the Lenders under any other agreement or arrangement now or hereafter entered into among the Company, on one hand, and the Agent and the Lenders, on the other hand, including, without limitation: (a) indebtedness or obligations incurred by, or imposed on, the Agent or any Lender as a result of environmental claims arising out of the Company's operation, premises or waste disposal practices or sites; (b) the Company's liability to the Agent or any Lender as maker or endorser on any promissory note or other instrument for the payment of money; and (c) the Company's liability to the Agent or any Lender under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which the Agent or any Lender may make or issue to others for the Company's account, including any accommodation extended with respect to applications for Letters of Credit, the acceptance of drafts by the Agent or the endorsement of notes or other instruments by the Agent for the Company's account and benefit.

     OPERATING LEASES shall mean all leases of property (whether real, personal or mixed) other than Capital Leases.

     OTHER COLLATERAL shall mean: (a) all of the Company's cash, other monies and property now or hereafter deposited into the Depository Account, or (to the extent that any such cash, other money or propery constitutes proceeds of Accounts and Inventory) otherwise in the possession or control of the Agent or any Lender; (b) all of the Company's books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; and (c) all cash and non-cash proceeds of the foregoing.

     OUT-OF-POCKET EXPENSES shall mean all of the Agent's present and future expenses incurred relative to this Financing Agreement, whether incurred heretofore or hereafter, including, without limitation, (a) the cost of record searches, (b) all costs and expenses incurred by the Agent in opening and maintaining the Depository Account (other than the Agent's Bank Account), depositing checks, receiving and transferring funds, and any charges imposed on the Agent due to "insufficient funds" of deposited checks and the Agent's standard fee relating thereto, (c) any amounts paid or incurred by the Agent and/or the Lenders, or charged to the Agent and/or the Lenders by the Issuing Bank, under any Letter of Credit Guaranty or the Company's reimbursement agreement, application for Letter of Credit or other like document and which pertain (either directly or indirectly) to such Letters of Credit, (d) all costs and expenses of the Agent and its designated agents incurred in connection with i) the examination and inspection of the Company's books and records and ii) verifications, inspections, appraisals, physical counts and other valuations of the Inventory, and (e) all expenses, costs and fees set forth in Section 10.3 of this Financing Agreement. Notwithstanding the foregoing, Out-of Pocket Expenses shall not include the costs and expenses which are intended to be offset by the Collateral Management Fee.

     PERMITTED ENCUMBRANCES shall mean: (a) Customarily Permitted Liens; (b) liens granted by the Company to the Agent, for the benefit of the Lenders; (c) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, $250,000 (other than liens bonded or insured to the reasonable satisfaction of the Agent); and (d) liens for taxes (other than taxes due to the United States of America), so long as such taxes are i) not yet due and payable,
ii) being diligently contested in good faith by the Company by appropriate proceedings and the liens securing such taxes are not senior to the liens of the Agent, for the benefit of the Lenders.

     PERMITTED INVESTMENTS shall mean: (a) readily marketable direct obligations of the United States of America or of any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America, or readily marketable obligations unconditionally guaranteed by the United States of America or by any such agency or instrumentality, in each case maturing within one year from the date of acquisition thereof; (b) certificates of deposit, time deposits or bankers' acceptances maturing within one year from the date of acquisition thereof issued by, or demand deposit accounts maintained with, any commercial bank or trust company which is a member of the Federal Reserve System, the long-term debt obligations of which are rated at least A by Moody's Investors Service Inc. ("MOODY'S") or Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P") and which has combined capital and surplus of at least $250,000,000 (any such bank or trust company, an "Eligible Bank"); (c) repurchase agreements with respect to securities of the type referred to in the foregoing clause (a) transacted with Eligible Banks, provided that each such repurchase agreement obligates an Eligible Bank to repurchase the securities which are the subject thereof no later than 30 days after the acquisition of such repurchase agreement; (d) money-market preferred stock or money-market auction notes, in each case maturing or redeemable at the option of the holder thereof no more than one year after the date of acquisition thereof and having a rating of at least A3 by Moody's or at least A- by S&P, and Tax Exempt Obligations (as hereinafter defined) in the form of auction rate reset notes that reset within one year from the date of acquisition thereof; (e) obligations, the interest with respect to which is exempt from federal income taxation under Section 103 of the Internal Revenue Code, having a long term rating of at least A3 or A-, or a short term rating of at least P-1 or A-1, by Moody's or S&P, respectively, and having a maturity of less than two years ("Tax Exempt Obligations"), in addition to those described in the foregoing clause (d); (f) open market commercial paper of United States corporations maturing not later than 270 days after the issuance thereof and having a rating of at least P-2 by Moody's or at least A-2 by S&P; (g) debt securities of United States corporations having a long term rating of at least A3 by Moody's or at least A- by S&P and having a maturity of less than two years; and (h) investments in any mutual fund registered under the Investment Company Act of 1940, as amended, the portfolio of which is limited to Investments of the character described in the foregoing clauses (a) through (g).

     REQUIRED LENDERS shall mean (a) at all times while there are (2) two or fewer Lenders hereunder, all of the Lenders, and (b) at all times while there are three (3) or more Lenders hereunder, those Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the commitments under the Line of Credit.

     REVOLVING LOANS shall mean the loans and advances made from time to time to or for the account of the Company by the Agent and the Lenders pursuant to
Section 3 of this Financing Agreement.

     REVOLVING LOAN ACCOUNT shall have the meaning specified in Section 3.6 of this Financing Agreement.

     SETTLEMENT DATE shall mean Friday of each week (unless such day is not a Business Day, in which case the Settlement Date shall be the immediately preceding Business Day), and more frequently, in the Agent's discretion, upon the occurrence of an Event of Default or a continuing decline or increase in the outstanding balance of Revolving Loans.

     TANGIBLE NET WORTH shall mean, for the Company and its subsidiaries on a consolidated basis, (a) the excess of the assets over liabilities MINUS (b) the sum of i) intangible assets (including, without limitation, goodwill) ii) all obligations owed to the Company by subsidiaries and affiliates and iii) loans and advances to shareholders, directors, officers and employees of the Company, all determined in accordance with GAAP on a basis consistent with the latest audited statements of the Company.

     TRADE ACCOUNTS RECEIVABLE shall mean that portion of Accounts which arises from the sale of Inventory or the rendition of services in the ordinary course of business.

     U.C.C. shall mean the Uniform Commercial Code as in effect from time to time in the State of Illinois.

SECTION 2.  CONDITIONS PRECEDENT

     2.1 The obligation of the Agent and the Lenders to make the initial loans hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such loans, the following conditions precedent:

     (a) LIEN SEARCHES - The Agent shall have received tax, judgment and Uniform Commercial Code searches satisfactory to the Agent for all locations presently occupied or used by the Company.

     (b) CASUALTY INSURANCE - The Company shall have delivered to the Agent evidence satisfactory to the Agent that casualty insurance policies listing the Agent, on behalf of the Lenders, as loss payee, are in full force and effect, all as required by paragraph (a) of
Section 7.5 of this Financing Agreement.

     (c) UCC FILINGS - Any documents (including without limitation, financing statements) required to be filed in order to create, in favor of the Agent, for the benefit of the Lenders, a first and exclusive perfected security interest in the Collateral with respect to which a security interest may be perfected by a filing under the U.C.C. shall have been properly filed in each office in each jurisdiction required. The Agent shall have received acknowledgement copies of all such filings (or, in lieu thereof, the Agent shall have received other evidence satisfactory to the Agent that all such filings have been made); and the Agent shall have received evidence that all necessary filing fees, taxes and other expenses related to such filings have been paid in full.

     (d) OPINIONS - Subject to the filing, priority and remedies provisions of the Uniform Commercial Code, the provisions of the Bankruptcy Code, insolvency statutes or other like laws, the equity powers of a court of law and such other matters as may be agreed upon with the Agent, counsel for the Company shall have delivered to the Agent a legal opinion satisfactory to the Agent opinion, INTER ALIA, that this Financing Agreement and all other documents executed by the Company and delivered to the Agent in connection with this Financing Agreement are x) valid, binding and enforceable according to their respective terms, y) duly authorized and z) do not violate any terms, provisions, representations or covenants in the charter, by-laws or other organizational agreement of the Company or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement or indenture to which the Company is a signatory or by which the Company or any of the Company's assets are bound.

     (e) ADDITIONAL DOCUMENTS - The Company shall have executed and delivered to the Agent all loan documents necessary to consummate the lending arrangement contemplated among the Company and the Lenders.

     (f) BOARD RESOLUTIONS - The Agent shall have received a copy of the resolutions of the board of directors of the Company authorizing the execution, delivery and performance of i) this Financing Agreement and ii) any related agreements, certified by the Secretary or Assistant Secretary of the Company as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Company as to the incumbency and signature of the officers of the Company executing such agreements and any certificate or other documents to be delivered by the Company or such officers pursuant hereto.

     (g) ORGANIZATION - The Agent shall have received i) a copy of the Articles of Incorporation of the Company, certified by the applicable authority in the Company's State of organization, ii) copies of the Bylaws of the Company, certified by the Secretary or Assistant Secretary of the Company, and iii) recently issued good standing certificates for the Company issued by the applicable authority in the States of Minnesota, South Dakota and Wisconsin.

     (h) OFFICER'S CERTIFICATE - The Agent shall have received an executed Officer's Certificate satisfactory in form and substance to the Agent, certifying that i) the representations and warranties of the Company contained herein are true and correct in all material respects on and as of the date hereof, ii) the Company is in compliance with all of the terms and provisions set forth herein and iii) no Default or Event of Default has occurred.

     (i) ABSENCE OF DEFAULT - No Default, Event of Default or Material Adverse Effect shall have occurred.

     (j) LEGAL RESTRAINTS/LITIGATION - At the date of execution of this Financing Agreement, there shall be no i) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Company or the Company's assets, by any agency, division or department of any county, city, state or federal government, ii) injunction, writ or restraining order restraining or prohibiting the consummation of the financing arrangements contemplated under this Financing Agreement or iii) to the best knowledge of the Company, suit, action, investigation or proceeding (judicial or administrative) pending or threatened against the Company or the Company's assets, which, in the opinion of the Agent, if adversely determined could have a Material Adverse Effect.

     (k) DISBURSEMENT AUTHORIZATION - The Company shall have delivered to the Agent all information necessary for the Agent to issue wire transfer instructions on behalf of the Company for the initial and subsequent loans and/or advances to be made under this Financing Agreement including, but not limited to, disbursement authorizations in form acceptable to the Agent.

     (l) EXAMINATION & VERIFICATION - The Agent shall have completed to the satisfaction of the Agent an examination and verification of the Company's Accounts, Inventory, books and records.

     (m) LIMITED LICENSES - The Company shall have granted to the Agent limited licenses to use the Company's trademarks, patents and other intellectual property after an Event of Default in order to finish and sell the Inventory of the Company in connection with a liquidation of the Collateral.

     (n) FINANCIAL MATTERS - The Agent shall have received the Company's financial statements for the fiscal year ended September 27, 1998, together with the unqualified opinion of the Company's auditors issued in connection therewith (such financial statements shall confirm that no Material Adverse Effect has occurred since the date of the Company's audited financial statements for the prior fiscal year).

     (o) DOCUMENTS AND OTHER MATTERS RELATING TO OTHER INDEBTEDNESS - The Agent shall have reviewed and be satisfied with the terms and conditions of the documents governing or evidencing the Indebtedness of the Company set forth on
SCHEDULE 1.1(b) attached hereto.  In addition, the Company shall have received
i) all consents and waivers from the holders of such Indebtedness as the Agent deems necessary in connection with the execution and delivery of this

Financing Agreement by the Company and the consummation of the transactions contemplated hereby (including, without limitation, the grant by the Company, in favor of the Agent, of all security interests set forth in Section 6 hereof and the limited license referred to in paragraph (m) above), and ii) waivers of all existing defaults with respect to such Indebtedness from the requisite holders thereof.

     2.2 Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above conditions precedent shall have been deemed satisfied except as the Company and the Agent shall otherwise agree herein or in a separate writing.

SECTION 3.  REVOLVING LOANS; COLLECTIONS

     3.1 The Agent and the Lenders agree, subject to the terms and conditions of this Financing Agreement, and subject to Availability and within the Line of Credit (but subject to the Lenders' right to make "overadvances"), to make loans and advances to the Company on a revolving basis in amounts up to the Borrowing Base. Each request shall constitute, unless otherwise disclosed in writing to the Agent and the Lenders, a representation and warranty by the Company that after giving effect to the requested advance, no Default or Event of Default then exists, and that such requested Revolving Loan is within the Line of Credit then in effect and Availability. All requests for loans and advances must be received by an officer of the Agent no later than 12:00 p.m., Chicago time, on the Business Day on which such loans and advances are required. Should the Agent (in accordance with the provisions Section 14.10 hereof) or the Lenders for any reason honor requests for advances in excess of the limitations set forth herein, such advances shall be considered "overadvances" and shall be made by the Agent or the Lenders in its or their sole discretion, subject to any additional terms the Agent or the Lenders may deem necessary.

     3.2 In furtherance of the continuing assignment and security interest in the Company's Accounts, the Company will, upon the creation of Accounts, execute and deliver to the Agent, in such form and manner as the Agent may reasonably require, solely for the Agent's convenience in maintaining records of collateral, such confirmatory schedules of Accounts as the Agent may reasonably request, and such other appropriate reports designating, identifying and describing the Accounts as the Agent may reasonably require. In addition, upon the Agent's request the Company shall provide the Agent with copies of agreements with, or purchase orders from, the Company's customers, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other collateral as the Agent may reasonably require. Failure to provide the Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. The Company hereby authorizes the Agent to regard the Company's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Company's authorized officers or agents.

     3.3 The Company hereby represents and warrants to the Agent and the Lenders that: (a) each Trade Account Receivable is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by the Company in the ordinary course of its business; (b) the Inventory being sold and the Trade Accounts Receivable created are the exclusive property of the Company and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; (c) the invoices evidencing such Trade Accounts Receivable are in the name of the Company; and (d) the customers of the Company have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for normal returns, disputes and other matters arising in the ordinary course of business of which the Company has advised the Agent pursuant to Section 3.5 hereof. The Company confirms to the Agent that any and all taxes or fees relating to its business, its sales, the Accounts or goods relating thereto, are its sole responsibility and that same will be paid by the Company when due and that none of said taxes or fees represent a lien on or claim against the Accounts. The Company also represents and warrants to the Agent and the Lenders that the Company is a duly and validly existing corporation, and is qualified in all states where the failure to so qualify would have a Material Adverse Effect. The Company agrees to maintain such books and records regarding Accounts as the Agent may reasonably require and agrees that the books and records of the Company will reflect the interest of the Agent, on behalf of the Lenders, in the Accounts. All of the books and records of the Company will be available to the Agent and the Lenders at normal business hours, including any records handled or maintained for the Company by any other company or entity.

     3.4 The Company may and will enforce, collect and receive all Accounts and other proceeds from sales of Inventory for the Lenders' benefit and on the Lenders' behalf, but at the Company's expense. All checks, cash, notes or other instruments or property received by the Company with respect to sales of Inventory shall be held by the Company in trust for the Agent, for the benefit of the Lenders, separate from the Company's other property and funds, and deposited directly into the Depository Account on each Business Day. Prior to February 28, 1999, the Company shall deliver to the Lender the Blocked Account Agreement which shall provide, among other things, that so long as (a) no Event of Default exists or (b) Availability equals or exceeds $10,000,000 (regardless of the existence of any Event of Default), amounts on deposit in the Depository Account shall be available for transfer, at the Company's request, to the Company's operating account (or to any other bank or investment account maintained by the Company). Subject to the terms of the next sentence, funds remaining on deposit in the Depository Account at the end of each Business Day, at the Company's option, may remain on deposit in the Depository Account or be wire transferred to the Agent's bank account at The Chase Manhattan Bank in New York, New York ("Agent's Bank Account") for application against the obligations in accordance with the terms hereof. Upon the occurrence and continuance of an Event of Default or at any time that Availability is less than $10,000,000, the Agent may, at its option (and upon the request of the Required Lenders, shall) restrict the Company's access to funds deposited in the Depository Account in accordance with the terms of the Blocked Account Agreement and cause all funds deposited in the Depository Account to be wire transferred to the Agent's Bank Account on each Business Day. The Company agrees to take all actions reasonably required by the Agent or any financial institution at which the Depository Account is maintained in order to effectuate the transfer of funds contemplated above. All amounts received by the Agent from the Depository Account and any other proceeds of the Collateral deposited into the Agent's Bank Account will be credited to the Company's Revolving Loan Account upon the Agent's receipt of "collected funds" at the Agent's Bank Account on the Business Day of receipt, if received no later than 1:00 pm, New York time, or on the next succeeding Business Day, if received after 1:00 pm, New York time. No checks, drafts or other instrument received by the Agent shall constitute final payment to the Lenders unless and until such instruments have actually been collected.

     3.5 The Company agrees to notify the Agent promptly of any matters materially affecting the value, enforceability or collectibility of the Accounts and of all material customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods. The Company agrees to issue credit memoranda promptly (with duplicates to the Agent upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances, and may continue to do so until the Agent has notified the Company following the occurrence and during the continuance of an Event of Default that all future credits or allowances are to be made only after the Agent's prior written approval. Upon the occurrence of an Event of Default and until such time as such Event of Default is waived, and on notice from the Agent, the Company agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Company, marked with the Agent's name and held by the Company for the account of the Agent, on behalf of the Lenders, as owner and assignee.

     3.6 The Agent shall maintain a separate account on its books in the Company's name (the "Revolving Loan Account") in which the Company will be charged with loans and advances made by the Agent and the Lenders to the Company or for the Company's account, and with any other Obligations, including any and all costs, expenses and reasonable attorney's fees which the Agent may incur in connection with the exercise by or for the Agent of any of the rights or powers herein conferred upon the Agent, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of the Agent or the Lenders in connection with this Financing Agreement or the Collateral assigned hereunder, or any Obligations. The Company will be credited with all amounts received by the Agent from the Company or from others for the Company's account, including, as above set forth, all amounts received by the Agent in payment of Accounts and sales of Inventory, and such amounts will be applied to payment of the Obligations. In no event shall prior recourse to any Accounts, Inventory or other security granted to or by the Company be a prerequisite to the Agent's or the Lenders' rights to demand payment of any Obligation.

     3.7 After the end of each month, the Agent shall promptly send the Company and the Lenders a statement showing the accounting for the charges, loans, advances and other transactions occurring among the Agent, the Lenders and the Company during that month. The monthly statements shall be deemed correct and binding upon the Company and the Lenders, and shall constitute accounts stated between the Company and the Lenders, unless the Agent receives a written statement of the exception from the Company or any Lender within thirty (30) days of the date of the monthly statement.

     3.8 If at any time (a) the sum of the outstanding balance of Revolving Loans and outstanding balance of Letters of Credit exceed the Line of Credit, or
(b) Availability is less than zero, the amount of such excess (in the case of clause (a)) or the amount of the Obligations required to be repaid to make Availability greater than zero (in the case of clause (b)), shall be immediately due and payable to the Agent, for the benefit of the Lenders.

SECTION 4.  [INTENTIONALLY DELETED]

SECTION 5.  LETTERS OF CREDIT

     In order to assist the Company in establishing or opening Letters of Credit with an Issuing Bank to cover the purchase of Inventory or other purposes acceptable to the Agent, the Company has requested that the Agent, on behalf of the Lenders, join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of a Letter of Credit Guaranty, thereby lending the Lenders' credit to the Company, and the Agent and the Lenders have agreed to do so. These arrangements shall be handled by the Agent subject to the terms and conditions set forth below.

     5.1 Within the Line of Credit and Availability, the Lenders (acting through the Agent) shall assist the Company in obtaining Letters of Credit in an aggregate amount outstanding at any time equal to or less than Letter of Credit Sub-Line. The Lenders' assistance for amounts in excess of the limitation set forth herein shall at all times and in all respects be in the Agent's sole discretion. It is understood that the terms, conditions and purpose of each Letter of Credit (and any modifications thereof) shall be subject to the prior approval of the Agent in the exercise of its reasonable discretion, provided that for purposes of this Financing Agreement, providing credit support for the Company's obligations under existing industrial revenue bonds issued for the benefit of the Company and the Company's obligations with respect to acceptable workers compensation programs shall be deemed to be approved purposes. Any and all outstanding Letters of Credit shall be treated as a Revolving Loan for Availability purposes. Notwithstanding anything herein to the contrary, upon the occurrence of a Default and/or Event of Default, the Agent's and the Lenders' assistance in connection with any Letter of Credit Guaranty shall be in the Agent's sole discretion until such Default and/or Event of Default is waived.

     5.2 The Agent shall have the right, without notice to the Company, to charge the Company's Revolving Loan Account with the amount of any and all indebtedness, liability or obligation of any kind incurred by the Agent under any Letter of Credit Guaranty at the earlier of (a) payment by the Agent, on behalf of the Lenders, under such Letter of Credit Guaranty, or (b) the occurrence of an Event of Default. Any amount charged to the Company's Revolving Loan Account shall be deemed a Revolving Loan made by the Agent to the Company hereunder, and shall incur interest at the rate provided for Revolving Loans which are not Libor Loans under Section 8.1 of this Financing Agreement.

     5.3 The Company unconditionally indemnifies the Agent and the Lenders against, and holds the Agent and the Lenders harmless from, any and all loss, claim or liability incurred by the Agent or the Lenders arising from any transactions or occurrences relating to Letters of Credit established or opened for the Company's account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by the Agent under the Letters of Credit Guaranty. The Company further agrees to hold the Agent and the Lenders harmless from any errors or omission, negligence or misconduct by the Issuing Bank. The Company's unconditional obligations to the Agent and the Lenders hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of the Agent's gross negligence or willful misconduct. The Company agrees that any charges incurred by the Agent for the Company's account by the Issuing Bank shall be conclusive on the Agent and the Lenders, and may be charged to the Company's Revolving Loan Account.

     5.4 Neither the Agent nor any Lender shall be responsible for: (a) the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; (b) any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; (c) the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (d) the time, place, manner or order in which shipment is made; (e) partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; (f) any deviation from instructions; (g) delay, default, or fraud by the shipper and/or anyone else in connection with the Collateral or the shipping thereof; or (h) any breach of contract between the shipper or vendors and the Company. Furthermore, without being limited by the foregoing, neither the Agent nor any Lender shall be responsible for any act or omission with respect to or in connection with any Collateral.

     5.5 The Company agrees that any action taken by the Agent or any Lender, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the guarantees, the drafts or acceptances, or the Collateral, shall be binding on the Company and shall not put the Agent or any Lender in any resulting liability to the Company, provided that nothing herein shall be deemed to constitute a waiver by the Company of any rights that the Company may have against an Issuing Bank for a breach of any agreement between the Company and such Issuing Bank. In furtherance thereof but subject to Section 5.6 below, the Agent shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefor), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in the sole name of the Agent, on behalf of the Lenders, and the

Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from the Agent, all without any notice to or any consent from the Company.

     5.6 Without the Agent's express consent and endorsement in writing, the Company agrees: (a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (b) after the occurrence of an Event of Default which is not waived, not to i) clear and resolve any questions of non-compliance of documents or ii) give any instructions as to acceptances or rejection of any documents or goods.

     5.7 The Company agrees that any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and full complied with; and any certificates in that regard that the Agent may at any time request will be promptly furnished. In this connection, the Company warrants and represents to the Agent and the Lenders that all shipments made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. The Company assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Company's risk, liability and responsibility.

     5.8 Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, the Agent, for the benefit of the Lenders, shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Company to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agent and apply in all respects to the Agent, and shall be in addition to any rights, remedies, duties or obligations contained herein.

SECTION 6.  COLLATERAL

     6.1 As security for the prompt payment in full of all loans and advances made and to be made to the Company from time to time by the Agent and the Lenders pursuant hereto, as well as to secure the payment in full of the other Obligations, the Company hereby pledges and grants to the Agent, for the benefit of the Lenders, a continuing general lien upon and security interest in all of the Company's present and hereafter acquired Accounts, Inventory and Other Collateral.

     6.2  The security interests granted hereunder shall extend and attach to:

     (a) All Collateral which is presently in existence and which is owned by the Company or in which the Company has any interest, whether held by the Company or others for its own account; and

     (b) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either the Agent or the Company from the Company's customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the sale, promotion or shipment thereof.

     6.3 The Company agrees to safeguard, protect and hold all Inventory for the account of the Agent, on behalf of the Lenders, and make no disposition thereof except in the regular course of the business of the Company. Inventory may be sold and shipped by the Company to its customers in the ordinary course of the Company's business, on open account and on terms currently being extended by the Company to its customers, provided that all proceeds of all sales (including cash, accounts receivable, checks, notes, instruments for the payment of money and similar proceeds) are forthwith transferred, endorsed, and turned over and delivered to the Agent by deposit in the Depository Accounts. The Agent shall have the right to withdraw this permission at any time upon the occurrence of an Event of Default and until such time as such Event of Default is waived, in which event no further disposition shall be made of the Inventory by the Company without the Agent's prior written approval. Cash sales or sales of Inventory in which a lien upon, or security interest in, Inventory is retained by the Company shall be made by the Company only with the approval of the Agent, and the proceeds of such sales or sales of Inventory for cash shall not be commingled with the Company's other property, but shall be segregated, held by the Company in trust for the Agent, on behalf of the Lenders, as the Lenders' exclusive property, and shall be delivered immediately by the Company to the Agent in the identical form received by the Company by deposit to the Depository Accounts. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Company's Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, the Agent shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

     6.4 The rights and security interests granted hereunder to the Agent, for the benefit of the Lenders, are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the account maintained in the Company's name on the books of the Agent may from time to time be temporarily in a credit position, until the final payment in full to the Agent and the Lenders of all Obligations and the termination of this Financing Agreement. Any delay, or omission by the Agent or the Lenders to exercise any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver be in writing and signed by the

Agent and the Required Lenders, if necessary. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

     6.5 To the extent that the Obligations now or hereafter are secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, then the Agent shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies the Agent shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of the Agent's or the Lenders' rights hereunder.

     6.6 Any reserves or balances to the credit of the Company and any other property or assets of the Company in the possession of the Agent may be held by the Agent, for the benefit of the Lenders, as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein and any other lien or security interest which the Agent may have in any other assets of the Company, shall secure payment and performance of all now existing and future Obligations. The Agent may in its discretion charge any or all of the Obligations to the Company's Revolving Loan Account in accordance with the terms hereof.

SECTION 7.  REPRESENTATIONS, WARRANTIES AND COVENANTS

     7.1 The Company hereby warrants and represents and/or covenants that: (a) the fair value of the Company's assets exceeds the book value of the Company's liabilities; (b) the Company is generally able to pay its debts as they become due and payable; (c) the Company does not have unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances; (d) all financial statements of the Company furnished to the Agent present fairly, in all material respects, the financial condition of the Company as of the date of such financial statements; (e) the Company is duly organized and validly existing under the laws of the State of Minnesota, and is qualified to do business in each State where the failure to so qualify would have a Material Adverse Effect; (f) SCHEDULE 7.1(f) hereto correctly and completely sets forth the Company's chief executive office, all of the Collateral locations and all tradenames of the Company; (g) the execution and delivery of this Financing Agreement by the Company and the consummation of the transactions contemplated hereby, do not violate any term, provision or covenant contained in the Articles of Incorporation or Bylaws of the Company, or any term, provision, covenant or representation contained in any loan agreement, lease, indenture, mortgage, deed of trust, note, security agreement or pledge agreement to which the Company is a signatory or by which the Company or any of the Company's assets are bound; (h) except for the Permitted Encumbrances, the security interests granted herein constitute and shall at all times constitute first priority and exclusive liens on the Collateral; (i) except for the Permitted Encumbrances, the Company is or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; (j) the Existing Funded Debt constitutes all funded indebtedness of the Company existing as of the date hereof; (k) the Company will at its expense forever warrant and, at the Agent's request, defend the Collateral from any and all claims and demands of any other person other than the Permitted Encumbrances; (l) the Company will not grant, create or permit to exist, any lien upon or security interest in the Collateral, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances; and (m) the Company will provide the Agent with prior written notice of any change in the location of any Collateral.

     7.2 The Company agrees to maintain books and records pertaining to the Collateral in such detail, form and scope as the Agent shall reasonably require. The Company agrees that the Agent and/or its designated agents, accompanied by any Lender and/or such Lender's designated agents (at such Lender's expense), may enter upon the Company's offices, or other premises at any time during normal business hours, and from time to time, in order to (a) examine and inspect the books and records of the Company, and make copies thereof and take extracts therefrom, and (b) verify, inspect, appraise and perform physical counts and other valuations of the Inventory and any and all records pertaining thereto. All costs, fees and expenses incurred by the Agent in connection with such examinations, inspections, appraisals, physical counts and other valuations shall constitute Out-of-Pocket Expenses for purposes of this Financing Agreement.

     7.3 The Company agrees to execute and deliver to the Agent, from time to time, solely for the Agent 's convenience in maintaining a record of the Collateral, such written statements, schedules and other information and documentation as the Agent may reasonably require, designating, identifying or describing the Collateral. Without limiting the foregoing, the Company shall deliver to the Agent, in such detail as the Agent shall reasonably require, (a) at least once each week (but more frequently upon the Agent's reasonable request), a borrowing base certificate (which shall include, without limitation, a list setting forth the amount of all Eligible Accounts owed by foreign account debtors approved of by the Agent and a list of Inventory by category), certified by the treasurer or chief financial officer of the Company (or any other authorized officer satisfactory to the Agent), and (b) on or before the twenty-fifth (25th) day of each fiscal month, an aged trial balance of all Accounts existing as of the last day of the preceding fiscal month and a summary of Inventory as of the last day of the preceding fiscal month, certified by the treasurer or the chief financial officer of the Company (or any other authorized officer satisfactory to the Agent). The Company's failure, however, to promptly give the Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the security interests of the Agent, for the benefit of the Lenders, in the Collateral.

     7.4 The Company agrees to comply with the requirements of all state and federal laws in order to grant to the Agent, for the benefit of the Lenders, valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. The Agent is hereby authorized by the Company to file any financing statements covering the Collateral whether or not the Company's signature appears thereon. The Company agrees to do whatever the Agent reasonably may request from time to time, by way of: (a) filing notices of liens, financing statements, amendments, renewals and continuations thereof; (b) cooperating with the Agent's designated agents and employees; (c) keeping Collateral records; (d) transferring proceeds of Collateral to the Agent's possession in accordance with the terms hereof; and (e) performing such further acts as the Agent reasonably may require in order to effect the purposes of this Financing Agreement.

     7.5 (a) The Company agrees to maintain insurance on the Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to the Agent (the "Required Insurance"). All policies covering the Inventory shall be made payable to the Agent, for the benefit of the Lenders, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as the Agent may require to fully protect the Agent's and the Lenders' interests in the Inventory and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to the Agent, premium prepaid, with the loss payable endorsement in favor of the Agent, for the benefit of the Lenders, and shall provide for not less than thirty (30) days prior written notice to the Agent of the exercise of any right of cancellation. Upon the occurrence of an Event of Default which is not waived, the Agent shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, have the sole right to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

     (b) Unless Borrower provides the Agent with evidence of the Required Insurance in the manner set forth in paragraph (a) above, the Agent may purchase insurance at the Company's expense to protect the interests of the Agent and the Lenders in the Collateral. The insurance purchased by the Agent may, but need not, protect the Company's interests in the Collateral, and therefore such insurance may not pay any claim which the Company makes or any claim which is made against the Company in connection with the Collateral. The Company may later request that the Agent cancel any insurance purchased by the Agent, but only after providing the Agent with satisfactory evidence that the Company has the Required Insurance. If the Agent, on behalf of the Lenders, purchases insurance covering all or any portion of the Collateral, the Company shall be responsible for the costs of such insurance, including interest (at the applicable rate set forth hereunder) and other charges accruing on the purchase price therefor, until the effective date of the cancellation or the expiration of the insurance, and the Agent may charge all of such costs, interest and other charges to the Revolving Loan Account. The costs of the premiums of any insurance purchased by the Agent may exceed the costs of insurance which the Company may be able to purchase on its own. In the event that the Agent purchases insurance, the Agent will notify the Company of such purchase within ten (10) days after the date of such purchase. If, within thirty (30) days of the date of such notice, the Company provides the Agent with proof that the Company had the Required Insurance as of the date on which the Agent purchased insurance AND the Company has continued at all times thereafter to have the Required Insurance, then the Agent agrees to cancel the insurance purchased by the Agent and credit the Revolving Loan Account by the amount of all costs, interest and other charges associated with such insurance previously charged to the Revolving Loan Account.

     (c) In the event of any loss or damage by fire or other casualty, all insurance proceeds received by the Agent shall be applied by the Agent to reduce the Revolving Loans in accordance with the terms of this Financing Agreement.

     7.6 The Company agrees to pay, prior to the imposition of any lien or penalty, all taxes, assessments, claims and other charges (herein "taxes") lawfully levied or assessed upon the Company or the Collateral, including, without limitation, all sales taxes collected by the Company on behalf of the Company's customers in connection with sales of Inventory. If such taxes remain unpaid after such date (unless such taxes are being diligently contested in good faith by the Company by appropriate proceedings), or if any lien shall be claimed thereunder (a) for taxes due the United States of America or (b) which in the Agent's opinion secures an obligation having priority over the rights granted to the Agent and the Lenders herein, then the Agent may, on behalf of the Company and/or the Lenders, pay such taxes, and the amount thereof shall be an Obligation secured hereby and due to the Agent on demand.

     7.7 (a) The Company agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a Material Adverse Effect, provided that the Company may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in the Agent's reasonable opinion, materially and adversely effect the Agent's or the Lenders' rights or priorities in the Collateral.

     (b) Without limiting the generality of paragraph (a) above, the Company agrees to comply with all environmental statutes, acts, rules, regulations or orders, as presently existing or as adopted or amended in the future, applicable to the ownership and/or use of its real property and operation of its business, if the failure to so comply would have a Material Adverse Effect. The Company hereby indemnifies the Agent and the Lenders, and agrees to defend and hold the Agent and the Lenders harmless, from and against any and all loss, damage, claim, liability, injury or expense which the Agent or the Lenders may sustain or incur in connection with any claim or expense asserted against the Agent or the Lenders as a result of any environmental pollution, hazardous material or environmental clean-up of the Company's owned or leased real property; or any claim or expense which results from the Company's operations (including, but not limited to, the Company's off-site disposal practices), and the Company further agrees that this indemnification shall survive termination of this Financing Agreement as well as the payment of all Obligations or amounts payable hereunder. The Company shall not be deemed to have breached any provision of this Section 7.7 if i) the failure to comply with the requirements of this
Section 7.7 resulted from good faith error or innocent omission, ii) the Company promptly commences and diligently pursues a cure of such breach and iii) such failure is cured within fifteen (15) Business Days following the Company's receipt of notice of such failure.

     (c) The Company represents and warrants to the Agent and the Lenders that except as disclosed on Schedule 7.7(c) attached hereto, i) none of the operations of the Company are the subject of any federal, state or local investigation to determine whether any remedial action is needed to address the presence or disposal of any environmental pollution, hazardous material or environmental clean-up of the Company's owned or leased real property, II) the Company has no known contingent liability with respect to any release of any environmental pollution or hazardous material, III) the Company presently is in compliance with all environmental statutes, acts, rules, regulations or orders applicable to the Company's owned or leased real property or the operation of the Company's business, except where the failure to be in such compliance would not have a Material Adverse Effect, IV) no enforcement proceeding, complaint, summons, citation, notice, order, claim, litigation, investigation, letter or other communication from a federal, state or local authority has been filed against or delivered to the Company, regarding or involving any release of any environmental pollution or hazardous material on any real property now or previously owned or leased by the Company, and V) the Company has obtained and maintains all permits, approvals, authorizations and licenses, if any, required by applicable environmental statutes, acts, rules, regulations and orders, except where the failure to have such permits, approvals, authorizations or licenses would not have a Material Adverse Effect.

     7.8 Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Company agrees that, unless the Agent shall have otherwise consented in writing, the Company will furnish to the Agent and each Lender: (a) within one hundred five (105) days after the end of each fiscal year of the Company, a Consolidated Balance Sheet and a Consolidating Balance Sheet as at the close of such year, and consolidated and consolidating statements of profit and loss, cash flow and shareholders' investment of the Company for such year, audited by independent public accountants selected by the Company and reasonably satisfactory to the Agent, together with the unqualified opinion of the accountants with respect to such financial statements; (b) within thirty (30) days after the end of each fiscal month, a Consolidated Balance Sheet as at the end of such fiscal month, and a consolidated statement of profit and loss, cash flow and shareholders' investment of the Company for such fiscal month and for the period commencing on the first day of the current fiscal year through the end of such fiscal month, certified by an authorized financial or accounting officer of the Company; (c) no later than sixty (60) days after the beginning of each fiscal year, monthly projections of the Consolidated Balance Sheet, Consolidating Balance Sheet, the consolidated and consolidating statements of profits and loss, cash flow and reconciliation of surplus of the Company and projected Availability for such fiscal year; and (d) from time to time, such further information regarding the business affairs and financial condition of the Company as the Agent may reasonably request. Each financial statement which the Company is required to submit hereunder must be accompanied by an officer's certificate, signed by the Treasurer or Chief Financial Officer of the Company, pursuant to which either such officer must certify that: (a) the financial statement(s) fairly and accurately represent(s) the Company's financial condition at the end of the particular accounting period, as well as the Company's operating results during such accounting period, subject to year-end audit adjustments; (b) during the particular accounting period i) there has been no default or condition which, with the passage of time or notice, or both, would constitute a Default or Event of Default under this Financing Agreement, or, if any such officer has knowledge that any such Default or Event of Default has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate, and ii) the Company has not received any notice of cancellation with respect to its property insurance policies; and (c) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

     7.9 At all times, the Company shall maintain a Tangible Net Worth of not less than the sum of (a) $200,000,000, plus (b) an aggregate amount equal to fifty percent (50%) of the consolidated net income of the Company, as reflected on the annual consolidated financial statements of the Company required to be delivered hereunder for each fiscal year of the Company (but in each case, only if a positive number) commencing with the fiscal year ending in September, 1999. For purposes of this Section 7.9, the minimum Tangible Net Worth required hereunder shall be adjusted, if necessary, on the first day of each fiscal year of the Company, notwithstanding the date of delivery of the Company's annual consolidated financial statements to CITBC.

     7.10 Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Company agrees that, without the prior written consent of the Required Lenders, except as otherwise herein provided, the Company will not:

     (a) Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of the Collateral, except for Permitted Encumbrances;

     (b) Borrow any money on the security of the Collateral from sources other than the Agent and the Lenders;

     (c) Sell, lease, assign, transfer or otherwise dispose of i) Collateral, except as otherwise specifically permitted by this Financing Agreement, ii) any part of the Company's assets (tangible and intangible) which do not constitute Collateral if such transaction, when combined with all other such transactions during the same fiscal year, would constitute the disposition of more than twenty-five percent (25%) of the Company's Tangible Net Worth as of the end of the fiscal year immediately preceding the fiscal year in which such transaction takes place, or iii) any part of the Company's intangible assets which do not constitute Collateral if such disposition, when combined with all other such dispositions of intangible assets during the same fiscal year, would constitute the disposition of more than five percent (5%) of the Company's Tangible Net Worth as of the end of the fiscal year immediately preceding the fiscal year in which such disposition takes place;

     (d) i) Merge or consolidate with any other entity unless x) the Company is the surviving corporation, y) the Tangible Net Worth of the Company immediately thereafter is not less than the Tangible Net Worth of the Company immediately prior to the consummation of such merger or consolidation and z) the Company provides CITBC with written notice of such merger or consolidation at least fifteen (15) days prior to the consummation thereof, II) change its corporate name or principal place of business without at least thirty (30) days prior written notice to the Agent,

iii) change the form of its organization from for-profit corporation or iv) enter into or engage in any operation or activity materially different from that presently being conducted by the Company;

     (e) Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

     (f) Declare or pay any dividend or distribution of any kind on, or purchase, acquire, redeem or retire, any of the capital stock in the Company, except for I) dividends or distributions paid entirely in additional capital stock issued by the Company and II) cash distributions or dividends which do not exceed $2,000,000 in the aggregate in any fiscal year; or

     (g) Make any advance or loan to, or any investment in, any firm, entity, person or corporation, other than i) progress payments made to the Company's suppliers in accordance with the Company's past practices, ii) investments consisting of insurance policies, prepaid rent and security deposits, iii) x) investments in and loans to wholly-owned subsidiaries of the Company and y) loans and advances made to directors, officers and employees of the Company for any purpose related to the Company's business or the purchase of stock in the Company, provided that the amount of cash investments made by the Company in such subsidiaries, together with the aggregate principal amount of all loans and advances made by the Company to such subsidiaries, officers, directors and employees outstanding at any time, shall not exceed $10,000,000, iv) advances, loans or investments not permitted under clauses i), ii) and iii) of this paragraph (g) in the aggregate amount of up to $5,000,000 outstanding at any time, provided that Availability equals or exceeds $15,000,000 immediately after any such advance, loan or investment is made, and v) Permitted Investments.

     7.11 Without the prior written consent of the Required Lenders, the Company will not (a) redeem, purchase, retire, prepay or otherwise acquire for value, any of the Existing Funded Debt, (b) make any payment of principal of, or interest on, the Existing Funded Debt, other than regularly scheduled payments of principal and interest due under the documents and instruments governing or evidencing the Existing Funded Debt, as in effect on the date of this Financing Agreement, or (c) amend or supplement any of the terms, conditions or other provisions of the documents or instruments governing or evidencing the Existing Funded Debt, if the effect of such amendment or supplement would be to either i) shorten or accelerate the date on which any scheduled installment of principal or interest on any such Indebtedness becomes due, ii) accelerate the final maturity date of any such Indebtedness to a date which is prior to December 31, 2001 or iii) increase the interest rate accruing on any such Indebtedness. Notwithstanding the foregoing, the Company may repay any of the Existing Funded Debt with either (a) the proceeds of the sale of any equity in the Company or
(b) the proceeds of any new Indebtedness of the Company, so long as i) the final maturity date of such new Indebtedness is not earlier than the Existing Funded Debt repaid with the proceeds thereof, ii) neither the interest rate nor the average weighted life to maturity of the new Indebtedness (excluding fees related to the issuance of such new Indebtedness) is more than the interest rate or the average weighted life to maturity of the Existing Funded Debt repaid with the proceeds thereof and iii) the other terms and conditions of such new Indebtedness are substantially similar to the terms and conditions governing the Existing Funded Debt repaid with the proceeds thereof (nothing set forth herein shall prohibit the Company from securing such new Indebtedness with assets of the Company which do not constitute Collateral).

     7.12 The Company agrees to advise the Agent in writing of (a) all expenditures (actual or anticipated) in excess of $500,000.00 for i) environmental clean-up, ii) environmental compliance or iii) environmental testing, and (b) the commencement or receipt of any enforcement proceeding, complaint, summons, citation, notice, order, claim, litigation, investigation, letter or other communication from a federal, state or local authority, regarding or involving any release of any environmental pollution or hazardous material on any real property now or previously owned or leased by the Company, and to provide the Agent with copies of all such notices if so required.

     7.13 Without the prior written consent of the Required Lenders, the Company agrees that it will not enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with any subsidiary of the Company, or any person or entity affiliated with either the Company or any subsidiary of the Company, unless such transaction otherwise complies with the provisions of this Financing Agreement and is on arms-length terms.

     7.14 The Company shall take all action reasonably necessary to assure that its computer-based systems are able to effectively process date-sensitive data functions. The Company represents and warrants to CITBC that the "Year 2000" problem (that is, the inability of certain computer applications to recognize and properly perform date-sensitive functions involving dates subsequent to December 31, 1999), as it relates to the Company's material applications, will not have a Material Adverse Effect. The Company reasonably anticipates that all computer applications which are material to the operation of its business will, on a timely basis, properly perform date-sensitive functions on and after January 1, 2000. Upon CITBC's request from time to time, the Company shall provide CITBC with assurances, in form and substance reasonably satisfactory to CITBC, that the Company believes that its material applications are, or will be, Year 2000 compliant on a timely basis.

     7.15 The Company will promptly advise the Agent in writing of the Company's receipt of any notice from International Business Machines Corporation ("IBM") in which IBM declares its intent to terminate the Technology Transfer and Development Agreement dated as of September 1, 1994 between the Company and IBM. In addition, the Company will give the Agent at least 30 days prior written notice in the event that HTI Export Ltd. begins to operate on behalf of the Company as anything other than a commission agent.

SECTION 8.  INTEREST, FEES AND EXPENSES

     8.1 Interest on outstanding balances of the Revolving Loans and other Obligations which are not Libor Loans shall be payable monthly as of the end of each month and shall accrue at a rate per annum equal to the Chase Manhattan Rate on the average of the net balances owing by the

Company to the Agent and the Lenders in the Company's Revolving Loan Account at the close of each day during such month. On Libor Loans, interest shall be payable monthly as of the end of each month and shall accrue at a rate per annum equal to two and one-quarter percent (2.25%) plus the applicable Libor on the average balance of each such Libor Loan outstanding during such month. In the event of any change in the Chase Manhattan Rate, the interest rate provided for in the first sentence of this Section 8.1 shall change, as of the first of the month following any change, so as to remain at the Chase Manhattan Rate. All interest rates shall be calculated based on a 360-day year. The Agent, on behalf of the Lenders, shall be entitled to charge the Company's Revolving Loan Account for all interest provided for herein when due until all Obligations have been paid in full.

     8.2  [INTENTIONALLY DELETED]

     8.3 The Company may elect to use Libor as to any outstanding Revolving Loans provided that there then exists no Default or Event of Default and the Company has so advised the Agent of its election to use Libor and the Libor Period selected no later than three (3) Business Days preceding the first day of a Libor Period. The election and Libor shall be effective, provided there then exists no Default or Event of Default, on the fourth Business Day following said notice. The Libor elections must be for $1,000,000 or whole multiples thereof and there shall be no more than six (6) Libor Loans outstanding at one time. If no such election is timely made or can be made, or if the Libor rate can not be determined, then the Agent shall use the Chase Manhattan Rate to compute interest. Upon demand by the Lenders, the Company shall pay to the Agent, for the benefit of the Lenders, such amount or amounts as shall compensate the Lenders for any loss, costs or expenses incurred by the Lenders (as reasonably determined by the Lenders) as a result of (a) any payment or prepayment on a date other than the last day of a Libor Period for such Libor Loan, or (b) any failure of the Company to borrow a Libor Loan on the date for such borrowing specified in the relevant notice; such compensation to include, without limitation, an amount equal to any loss or expense suffered by each Lender during the period from the date of receipt of such payment or prepayment or the date of such failure to borrow to the last day of such Libor Period if the rate of interest obtained by such Lender upon the reemployment of an amount of funds equal to the amount of such payment, prepayment or failure to borrow is less than the rate of interest applicable to such Libor Loan for such Libor Period. The determination by the Lenders of the amount of any such loss or expense, when set forth in a written notice to the Company from the Agent, containing the Lenders' calculations thereof in reasonable detail, shall be conclusive on the Company, in the absence of manifest error. Calculation of all amounts payable to the Lenders under this paragraph with regard to Libor Loans shall be made as though each Lender had actually funded the Libor Loans through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such Libor Loans in an amount equal to the amount of the Libor Loans and having a maturity comparable to the relevant interest period, provided that the Lenders may fund each of the Libor Loans in any manner the Lenders see fit and the foregoing assumption shall be used only for calculation of amounts payable under this Section 8.3. In addition, notwithstanding anything to the contrary contained herein, the Agent shall apply all proceeds of Collateral, including the Accounts, and all other amounts received by it from or on behalf of the Company initially to the loans accruing interest at the Chase Manhattan Rate and then to Libor

Loans, provided that upon the occurrence and during the continuance of an Event of Default, or in the event the aggregate amount of outstanding Libor Loans exceeds Availability or the applicable maximum levels set forth therefor, the Agent may apply all such amounts received by it to the payment of Obligations in such manner and in such order as the Agent may elect in its reasonable business judgment. In the event that any such amounts are applied to Revolving Loans which are Libor Loans, such application shall be treated as a prepayment of such loans and the Lenders shall be entitled to indemnification hereunder.

     8.4 In consideration of the Letter of Credit Guaranty, the Company shall pay to the Agent, for the benefit of the Lenders, a Letter of Credit Guaranty Fee equal to one and one-quarter percent (1.25%) per annum on the face amount of each Letter of Credit. For each documentary Letter of Credit, the entire Letter of Credit Guaranty Fee shall be payable in advance, and for each standby Letter of Credit, the Letter of Credit Guaranty fee shall be payable monthly on the first day of each month.

     8.5 Any charges, fees, commissions, costs and expenses charged to the Agent for the Company's account by any Issuing Bank in connection with or arising out of Letters of Credit issued pursuant to this Financing Agreement or out of transactions relating thereto will be charged to the Company's Revolving Loan Account in full when charged to or paid by the Agent, and when made by any such Issuing Bank shall be conclusive on the Agent and the Lenders.

     8.6 On demand, the Company shall reimburse or pay to the Agent, for its own account, all Out-of-Pocket Expenses and Documentation Fees.

     8.7 Commencing on February 1, 1999, and on the first day of each month thereafter, the Company shall pay to the Agent, for the benefit of the Lenders, the Line of Credit Fee.

     8.8 On the date of the execution of this Agreement by the Agent and CITBC, the Company shall pay to the Agent, for the benefit of the Lenders, a $250,000 loan facility fee, which shall be fully earned by the Lenders and non-refundable when paid. On the closing date, the Agent agrees to credit against this loan facility fee, all deposits made by the Company with the Agent prior to the date of this Agreement in connection with any proposal or commitment letter between the Company and the Agent (net, however of the costs, fees and expenses incurred by the Lender and payable by the Company thereunder).

     8.9 On the date hereof and on each annual anniversary hereof (other than an Anniversary Date on which this Financing Agreement is terminated), the Company shall pay to Agent, for its own account, the Collateral Management Fee, which shall be fully earned and not refundable when due.

     8.10 After the occurrence and during the continuance of an Event of Default, the Company shall pay to the Agent, for its own account, $650 per person, per day, plus all reasonable expenses of the Agent's personnel used for reviewing the books and records of the Company and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral, which shall be in addition to the Collateral Management Fee.

     8.11 The Company hereby authorizes the Agent, on behalf of the Lenders, to charge the Company's Revolving Loan Account with the amount of all payments due hereunder as such payments become due. The Company confirms that any charges which the Agent may so make to the Company's Revolving Loan Account as herein provided will be made as an accommodation to the Company and solely at the Agent's discretion.

SECTION 9.  POWERS

     9.1 The Company hereby constitutes the Agent, on behalf of the Lenders, or any person or agent which the Agent may designate, as its attorney-in-fact, at the Company's cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Obligations have been paid in full:

     (a) To receive, take, endorse, sign, assign and deliver, all in the name of the Agent or the Company, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

     (b) To receive, open and dispose of all mail addressed to the Company and to notify postal authorities to change the address for delivery thereof to such address as the Agent may designate;

     (c) To request from customers indebted on Accounts at any time, in the name of the Agent or the Company or that of the Agent's designee, information concerning the amounts owing on the Accounts;

     (d) To transmit to customers indebted on Accounts notice of the Agent's and the Lenders' interests therein and to notify customers indebted on Accounts to make payment directly to the Agent, on behalf of the Lenders, for the Company's account; and

     (e) To take or bring, in the name of the Agent, the Lenders and/or the Company, all steps, actions, suits or proceedings deemed by the Agent necessary or desirable to enforce or effect collection of the Accounts.

     9.2 Notwithstanding anything set forth herein to the contrary, the powers set forth in paragraphs (b), (d) and (e) of Section 9.1 may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived.

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES

     10.1 Notwithstanding anything set forth herein to the contrary, the Lenders (acting through the Agent) may terminate this Financing Agreement immediately upon the occurrence of any of the following (herein "Events of Default"):

     (a) cessation of the business of the Company or the calling of a meeting of the creditors of the Company for purposes of compromising the debts and obligations of the Company, or the failure of the Company generally to meet debts as they mature;

     (b) the representations and warranties made by the Company in this Financing Agreement or in any other written agreement between the Company, on one hand, and the Agent and/or the Lenders, on the other hand, shall be untrue or misleading in any material respect when made (it being the intent and understanding of the parties hereto that the representations and warranties made by the Company in Section 3 hereof shall be deemed to be remade by the Company each time that the Company requests a Revolving Loan or a Letter of Credit hereunder);

     (c) the commencement by or against the Company of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, provided that in the event of any involuntary proceeding commenced against the Company such proceeding is not dismissed or discharged within sixty (60) days after commencement thereof;

     (d) breach by the Company of any covenant contained in this Financing Agreement (other than those referred to in paragraph (e) below) or in any other written agreement between the Company, on one hand, and the Agent and/or the Lenders, on the other hand, provided that such breach by the Company of any of the covenants referred in this paragraph (d) shall not be deemed to be an Event of Default unless and until such breach shall remain unremedied to the Agent's satisfaction for a period of ten (10) Business Days from the date of such breach;

     (e) breach by the Company of any warranty, representation or covenant contained in Section 3.3, Section 6.3 and Sections 7.1, 7.2, 7.3, 7.5, 7.6 and
7.9 through 7.11, inclusive;

     (f) failure of the Company to pay i) the principal amount of the Obligations on the due date thereof, or ii) any interest or other Obligation within five (5) days of the due date thereof (provided that nothing herein shall prohibit the Agent from charging the Revolving Loan Account for such interest and other Obligations on the due date thereof);

     (g) the Company shall i) engage in any "prohibited transaction" as defined in ERISA, ii) incur any "accumulated funding deficiency" as defined in ERISA,
iii) incur any Reportable Event as defined in ERISA, iv) terminate any Plan, as defined in ERISA or v) engage in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any Plan, as defined in ERISA; and with respect to this paragraph (g) such event or condition x) remains uncured for a period of thirty
(30) days from date of occurrence and y) could, in the reasonable opinion of the Agent, subject the Company to any material tax, penalty or other liability;

     (h) the occurrence of any default or event of default (after giving effect to any applicable grace or cure periods) under i) any instrument or agreement governing or evidencing Indebtedness of the Company having an original principal amount in excess of $10,000,000 or ii) the Master Lease Agreement dated as of December 19, 1996 between the Company and General Electric Capital Corporation, as such agreement may be amended or restated from time to time; or

     (i) the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company.

     10.2 Upon the occurrence of an Event of Default, the Agent may, at its option, and the Agent shall, upon the request of the Required Lenders, declare that all loans, advances and extensions of credit provided for in Sections 3 and 5 of this Financing Agreement thereafter shall be made in the Lender's sole discretion, and the obligation of the Lenders to make Revolving Loans and/or open Letters of Credit shall cease unless such Event of Default is waived. In addition, upon the occurrence of an Event of Default, the Agent may, at its option, and the Agent shall, upon the request of the Required
Lenders: (a) declare all Obligations immediately due and payable; (b) charge the Company the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in
Section 8 of this Financing Agreement, provided that with respect to this clause (b), the Agent gives the Company written notice of the Event of Default (provided that no notice is required if the Event of Default is the Event listed in paragraph (c) of Section 10.1) and the Company fails to cure the Event of Default to the Agent's satisfaction within ten (10) days after the Company is deemed to have received such notice hereunder (or within 10 days of the occurrence of the Event of Default, in the case of an Event of Default listed in paragraph (c) of Section 10.1); and (c) immediately terminate this Financing Agreement upon notice to the Company, provided that no notice of termination is required in the case of an Event of Default listed in paragraph (c) of Section 10.1. The exercise of any option is not exclusive of any other option which may be exercised at any time by the Agent or the Lenders.

     10.3 Immediately after the occurrence and during the continuance of any Event of Default, the Agent may, at its option, and the Agent shall, upon the request of the Required Lenders: (a) remove from any premises where same may be located any and all documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or the Agent may use, at the Company's expense, such of the Company's personnel, supplies or space at the Company's places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of the Company, the Agent and/or the Lenders, and generally shall have all other rights respecting said Accounts, including, without limitation, the right to i) accelerate or extend the time of payment, ii) settle, compromise, release in whole or in part any amounts owing on any Accounts and iii) issue credits in the name of the Company, the Agent and/or the Lenders; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Agent's sole option and discretion, and the Agent, on behalf of the Lenders, may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Company; (d) foreclose its security interests in the Collateral by any available judicial procedure, or take possession of any or all of the Inventory and/or Other Collateral without judicial process, and enter any premises where any Inventory and/or Other Collateral may be located for the purpose of taking possession of or removing the same, and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. After the occurrence and during the continuance of an Event of Default, the Agent shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of the Company, the Agent and/or the Lenders, or in the name of such other party as the Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Agent and the Lenders in their sole discretion may deem advisable. Any Lender or the Agent, on behalf of the Lenders, shall have the right to purchase at any such sale. If any Inventory shall require rebuilding, repairing, maintenance or preparation, the Agent, on behalf of the Lenders, shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory in such saleable form as the Agent shall deem appropriate. The Company agrees, at the request of the Agent, to assemble the Inventory and to make it available to the Agent at premises of the Company or elsewhere, and to make available to the Agent the premises and facilities of the Company for the purpose of the Agent's taking possession of, removing or putting the Inventory in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten
(10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from the exercise of any of the foregoing rights (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by the Agent to the payment of the Obligations, whether due or to become due, in such order as the Agent and the Lenders may elect, and the Company shall remain liable to the Agent and the Lenders for any deficiencies. The Agent, on behalf of the Lenders, in turn agrees to remit to the Company or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights by the Agent or the Lenders, all of which shall be cumulative.

SECTION 11. TERMINATION

     11.1 Except as otherwise provided herein, the Company or any Lender (acting through the Agent) may terminate this Financing Agreement and the Line of Credit only as of the initial or any subsequent Anniversary Date and then only by giving the other party at least sixty (60) days prior written notice of termination. Notwithstanding the foregoing, (a) the Lenders (acting through the Agent) may terminate the Financing Agreement immediately upon the occurrence of an Event of Default, provided that in the case of an Event of Default listed in paragraph (c) of Section 10.1 hereof, the Agent and the Lenders may regard the Financing Agreement as terminated and notice to that effect is not required, and
(b) the Company may terminate this Financing Agreement and the Line of Credit prior to any applicable Anniversary Date upon sixty (60) days' prior written notice to the Agent, provided that the Company pays to the Agent, for the benefit of the Lenders, immediately on demand, any applicable Early Termination Fee. For purposes of this Financing

Agreement, the repayment of the Revolving Loans in full, by itself, shall not constitute a termination of this Financing Agreement or the Line of Credit. This Financing Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary Date. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending a final accounting, the Agent may withhold any balances in the Company's Revolving Loan Account (unless supplied with an indemnity satisfactory to the Agent) to cover all of the Obligations, whether absolute or contingent. All of the Agent's and the Lenders' rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

SECTION 12.  MISCELLANEOUS

     12.1 The Company hereby waives diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment. Any waiver of an Event of Default by the Agent must be in writing and signed by an officer of the Agent, and no delay or omission of the Agent, the Lenders or the Company to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right, or shall operate as a waiver of such right or as a waiver of any such Event of Default. No single or partial exercise by the Agent or the Lenders of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

     12.2 This Financing Agreement and the documents executed and delivered in connection therewith: (a) constitute the entire agreement among the Company, the Agent and the Lenders; (b) supersede any prior agreements; (c) subject to the provisions of Section 14.10 hereof, may be amended only by a writing signed by the Company, the Agent and the Required Lenders, if necessary; and (d) shall bind and benefit the Company, the Agent, the Lenders and their respective successors and assigns.

     12.3 In no event shall the Company, upon demand by the Agent for payment of any indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, the Agent and the Lenders shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If the Agent or any Lender ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such. If as a result, principal is paid in full, any remaining excess shall be refunded to the Company. This Section 12.3 shall control every other provision hereof and of any other agreement made in connection herewith.

     12.4 If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

     12.5 THE COMPANY, THE AGENT AND THE LENDERS EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS FINANCING AGREEMENT. THE COMPANY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.

     12.6 Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered when received by the recipient if hand delivered, sent by commercial overnight courier or sent by facsimile, or three (3) Business Days after deposit in the United State mail, with proper first class postage prepaid and addressed to the party to be notified as follows:

     (a) if to the Agent, at:

          The CIT Group/Business Credit, Inc.
          10 South LaSalle Street, 22nd Floor
          Chicago, Illinois 60603
          Attn: Regional Manager
          Telecopier No.: (312) 443-0139;

     (b)  if to the Company at:

          Hutchinson Technology Incorporated
          40 West Highland Park
          Hutchinson, Minnesota 55350
          Attention:  Ruth N. Bauer, Treasurer
          Telecopier No.: (320) 587-1810

     (c) if to any Lender, at its address set forth below its signature to this Financing Agreement or its address specified in the Assignment and Transfer Agreement executed by such Lender; or

     (d) to such other address as any party may designate for itself by like notice.

     12.7 THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS.

SECTION 13.  AGREEMENTS REGARDING THE LENDERS

     13.1 (a) The Agent, on behalf of the Lenders, shall disburse all loans and advances to the

Company and shall handle all collections of Collateral and repayment of all Obligations. It is understood that for purposes of advances to the Company and for purposes of this Section 13 the Agent is using the funds of the Agent.

     b) Unless the Agent shall have been notified in writing by any Lender prior to any advance to the Company that such Lender will not make the amount which would constitute its PRO RATA share of the borrowing on such date available to the Agent, the Agent may assume that such Lender shall make such amount available to the Agent on a Settlement Date, and in reliance upon such assumption, the Agent may make available to the Company a corresponding amount. A certificate of the Agent submitted to any Lender with respect to any amount owing under this subsection shall be conclusive, absent manifest error. If such Lender's PRO RATA share of such borrowing is not in fact made available to the Agent by such Lender on the Settlement Date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Revolving Loans hereunder, on demand, from the Company, without prejudice to any rights which the Agent may have against such Lender hereunder. Nothing contained in this subsection shall relieve any Lender which has failed to make available its PRO RATA share of any borrowing hereunder from its obligation to do so in accordance with the terms hereof. In addition, nothing contained herein shall be deemed to obligate the Agent to make available to the Company the full amount of a requested advance when the Agent has any notice (written or otherwise) that any of the Lenders will not advance its PRO RATA share thereof.

     13.2 On each Settlement Date, the Agent and the Lenders shall each remit to the other, in immediately available funds, all amounts necessary so as to ensure that, as of the Settlement Date, the Lenders shall have their PRO RATA share of all outstanding Obligations.

     13.3 The Agent shall forward to each Lender, at the end of each month, a copy of the account statement rendered by the Agent to the Company.

     13.4 After the Agent's receipt of any interest and fees earned under this Financing Agreement, the Agent promptly will remit to the Lenders (a) their PRO RATA share of all fees to which the Lenders are entitled hereunder and (b) interest computed at the rate and as provided for in Section 8 of this Financing Agreement on all outstanding amounts advanced by the Lenders on each Settlement Date, prior to adjustment, that are subsequent to the last remittance by the Agent to the Lenders of the Company's interest.

     13.5 (a) The Lenders may, with the prior written consent of the Agent, which consent will not unreasonably be withheld or delayed, sell to one or more commercial banks, commercial finance lenders or other financial institutions, participations in the loans and extensions of credit made and to be made to the Company hereunder. Such participant shall have no rights as a Lender hereunder, and notwithstanding the sale of any participation by a Lender, i) such Lender shall remain solely responsible to the other parties hereto for the performance of its obligations hereunder, and ii) the Company, the Agent and the Lenders may continue to deal solely with such Lender with respect to all matters relating to this Financing Agreement and the transactions contemplated hereby. In addition, all amounts payable under this Financing Agreement to any Lender which sells a participation in accordance with this paragraph shall continue to be paid directly to such Lender and shall be determined as if such Lender had not sold any such participation.

     (b) The Lenders may also, with the prior written consent of the Agent, which consent will not be unreasonably withheld or delayed, assign to one or more commercial banks, commercial finance lenders or other financial institutions, all or a portion of their rights and obligations under this Financing Agreement (including, without limitation, its obligations under the Line of Credit and its rights and obligations with respect to Letters of Credit). Any such assignment shall i) apply to the same PRO RATA share of such Lender's commitments and interests in the Revolving Loans and Letters of Credit and ii) if such assignment is a partial assignment, be in a minimum principal amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof. Upon execution of an Assignment and Transfer Agreement, i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have the rights and obligations of the assigning Lender as the case may be hereunder and ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by such Lender pursuant to such assignment, relinquish such Lender's rights and be released from its obligations under this Financing Agreement. The Company shall, if necessary, execute any documents reasonably required to effectuate and acknowledge the assignments.

     (c) Subject to the provisions of Section 13.9, the Company authorizes each Lender to disclose to any participant or purchasing lender any and all financial information in such Lender's possession concerning the Company and their affiliates which has been delivered to such Lender by or on behalf of the Company pursuant to this Financing Agreement or which has been delivered to such Lender by or on behalf of the Company in connection with such Lender's credit evaluation of the Company and its affiliates prior to entering into this Financing Agreement.

     13.6 The Company hereby agrees that each Lender is solely responsible for funding its PRO RATA share of the Line of Credit and that neither the Agent nor any Lender shall be responsible for, nor assume any obligations for the failure of any Lender to make available its PRO RATA share of the Line of Credit. Further, should any Lender refuse to make available its PRO RATA share of the Line of Credit, then any other Lender may, but without obligation to do so, increase, unilaterally, its PRO RATA share of the Line of Credit, in which event the Company shall be obligated to that other Lender.

     13.7 In the event that the Agent, the Lenders or any one of them is sued or threatened with suit by the Company, or by any receiver, trustee, creditor or any committee of creditors on account of any preference, voidable transfer or lender liability issue, alleged to have occurred or been received as a result of, or during the transactions contemplated under this Financing Agreement, then in such event any money paid in satisfaction or compromise of such suit, action, claim or demand and any expenses, costs and attorneys' fees paid or incurred in connection therewith, whether by the Agent, the Lenders or any one of them, shall be shared proportionately by the Lenders. In addition, any costs, expenses, fees or disbursements incurred by outside agencies or attorneys retained by the Agent to effect collection or enforcement of any rights in the Collateral, including enforcing, preserving or maintaining rights under this Financing Agreement shall be shared PRO RATA among the Lenders to the extent not reimbursed by the Company or from the proceeds of Collateral. The provisions of this paragraph shall not apply to any suits, actions, proceedings or claims that (a) predate the date of this Financing Agreement or (b) are based on transactions, actions or omissions that predate the date of this Financing Agreement.

     13.8 The Company authorizes each Lender, and each Lender shall have the right, without notice, after the acceleration of the Obligations, to set-off and apply against any and all property held by, or in the possession of such Lender, any of the Obligations owed to such Lender.

     13.9 For the purposes of this Section 13.9, "CONFIDENTIAL INFORMATION" means all financial projections and all other information delivered to the Agent or any Lender by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Financing Agreement that is proprietary in nature and that is clearly marked or labeled or otherwise adequately identified as being confidential information of the Company or such subsidiary, provided that such term does not include information that
(a) was publicly known or otherwise known to the Agent or the Lenders prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by the Agent or the Lenders or any person acting on their behalf, (c) otherwise becomes known to the Agent or the Lenders other than through disclosure by the Company or any subsidiary of the Company or (d) constitutes financial statements delivered under Section 7.8 that are otherwise publicly available. Agent and the Lenders will maintain the confidentiality of such Confidential Information in accordance with commercially reasonable procedures adopted by the Agent and the Lenders in good faith to protect confidential information of third parties delivered to them, provided that the Agent and the Lenders may deliver or disclose Confidential Information to (a) their respective directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the Line of Credit), (b) their respective financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 13.9, (c) any other Lender, (d) any bank or other commercial lender to which the Agent or a Lender sells or offers to sell a portion of their rights and obligations under this Financing Agreement or any participation therein (if such person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 13.9), or (e) any other person (including bank auditors and other regulatory officials) to which such delivery or disclosure may be necessary or appropriate i) to comply with compliance with any applicable law, rule, regulation or order, ii) in response to any subpoena or other legal process, III) in connection with any litigation to which the Agent or a Lender is a party or IV) if an Event of Default has occurred and is continuing, to the extent the Agent may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under this Financing Agreement. Each Lender becoming a Lender subsequent to the initial execution and delivery of this Financing Agreement, by its execution and delivery of an Assignment and Transfer Agreement, will be deemed to have agreed to be bound by and to be entitled to the benefits of this
Section 13.9.

SECTION 14.  AGENCY

     14.1 Each Lender hereby irrevocably designates and appoints CITBC to act as the Agent for the Lenders under this Financing Agreement and any ancillary loan documents, and irrevocably authorizes CITBC, as Agent for such Lender, to take such action on its behalf under the provisions of this Financing Agreement and all ancillary documents, and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Financing Agreement and all ancillary documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Financing Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Financing Agreement and the ancillary documents or otherwise exist against the Agent.

     14.2 The Agent may execute any of its duties under this Financing Agreement and all ancillary documents by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties.

     14.3 Neither the Agent nor any of its officers, directors, employees, agents, or attorneys-in-fact shall be (a) liable to any Lender for any action lawfully taken or omitted to be taken by the Agent or such person under or in connection with the Financing Agreement and all ancillary documents (except for its or such person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for i) any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Financing Agreement or in any ancillary document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Financing Agreement,
ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Financing Agreement or any ancillary document or iii) any failure of the Company to perform its obligations hereunder or under any ancillary document. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Financing Agreement or any ancillary document, or to inspect the properties, books or records of the Company.

     14.4 The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by the Agent to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Financing Agreement and all ancillary documents unless the Agent (a) shall first receive such advice or concurrence of the Lenders or the Required Lenders, as the case may be, as the Agent deems appropriate, or (b) shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by the

Agent by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Financing Agreement and all ancillary documents in accordance with a request of all Lenders or the Required Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     14.5 The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Company describing such Default or Event of Default. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lenders or Required Lenders, as the case may be; provided that unless and until the Agent shall have received such direction, the Agent may (but shall not be obligated to) in the interim take such action, or refrain from taking such action, with respect to such Default or Event of Default as the Agent shall deem advisable and in the best interests of the Lenders.

     14.6 Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to such Lender, and agrees that no act by the Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that such Lender has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as such Lender has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to enter into this Financing Agreement. Each Lender also represents to the Agent that such Lender will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as such Lender shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Financing Agreement and to make such investigation as such Lender deems necessary to inform itself as to the business, operations, property, financial and other condition or creditworthiness of the Company. The Agent, however, agrees to provide the Lenders with copies of all financial statements, projections and business plans which come into the possession of the Agent.

     14.7 The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of (a) this Financing Agreement or any ancillary document, or any documents contemplated by or referred to herein, (b) the transactions contemplated hereby or (c) any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements of the Lenders set forth in this paragraph shall survive the payment of the Obligations.

     14.8 The Agent may make loans to, and generally engage in any kind of business with the Company as though the Agent were not the Agent hereunder.
With respect to loans made or renewed by the Agent, or loan obligations hereunder as Lender, the Agent shall have the same rights and powers, duties and liabilities under this Financing Agreement as any Lender and may exercise the same as though it was not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacities.

     14.9 The Agent may resign as the Agent upon 30 days' notice to the Lenders and such resignation shall be effective upon the appointment of a successor Agent. If the Agent shall resign as Agent, then the Lenders promptly shall appoint a successor to the Agent, whereupon such successor shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor effective upon its appointment. Upon such appointment, the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Financing Agreement. After any Agent's resignation hereunder, the provisions of this Section 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while acting as the Agent.

     14.10 Notwithstanding anything contained in this Financing Agreement to the contrary, the Agent will not, without the prior written consent of all
Lenders:  (a) amend the Financing Agreement to i) increase the Line of Credit,
ii) reduce the interest rates; iii) reduce or waive x) any fees in which the Lenders share hereunder or y) the repayment of any Obligations due the Lenders,
iv) extend the maturity of the Obligations or v) alter or amend x) this Section
14.10 or y) the definitions of Availability, Availability Reserve, Borrowing Base, Eligible Inventory, Inventory Advance Percentage or Required Lenders; (b) release Collateral in bulk without a corresponding reduction in the Obligations; or (c) intentionally make any Revolving Loan or assist in opening any Letter of Credit hereunder, if after giving effect thereto the aggregate amount of Revolving Loans and Letters of Credit made or issued hereunder would exceed one hundred and ten percent (110%) of the maximum amount available under Sections 3 and 5 hereof. In all other respects the Agent is authorized to take or to refrain from taking any action which the Agent, in its reasonable discretion, deems to be advisable and in the best interest of the Lenders (including, without limitation, the making of an overadvance or the termination of the Financing Agreement upon the occurrence of an Event of Default), unless this Financing Agreement specifically requires the Company or the Agent to obtain the consent of, or act at the direction of, the Required Lenders.

     14.11 In the event any Lender's consent is required pursuant to the provisions of this Financing Agreement and such Lender does not respond to any request by the Agent for such consent within 10 days after such request is made to such Lender, such failure to respond shall be deemed a consent. In addition, in the event that any Lender declines to give its consent to any such request, the Lenders hereby mutually agree that the Agent and/or any other Lender shall have the right (but not the obligation) to purchase such Lender's PRO RATA share of the Obligations for the full amount thereof as of the date of such purchase.

     14.12 Each Lender agrees that notwithstanding the provisions of Section 11 of this Financing Agreement, any Lender may terminate this Financing Agreement and the Line of Credit only as of the initial or any subsequent Anniversary Date, and then only by giving the Agent ninety (90) days prior written notice thereof. Within 30 days after receipt of such termination notice, the Agent shall, at its option, either (a) give notice of termination to the Company hereunder or (b) purchase the Lender's PRO RATA share of the Obligations hereunder for the full amount thereof as of the date of such purchase.

















[THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be executed, agreed to accepted and delivered in Chicago, Illinois by their proper and duly authorized officers as of the date set forth above.


                                   THE CIT GROUP/BUSINESS CREDIT,
                                    INC., as the Agent and a Lender


                                   By /s/ Michael J. Egan
                                      -------------------------------
                                   Its: Sr. Vice President

                                   HUTCHINSON TECHNOLOGY
                                    INCORPORATED

                                   By: /s/ John A. Ingleman
                                      --------------------------------
                                   Its:   CFO
                                       -------------------------------